UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     March 20, 2012

     MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive, Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                               (901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On March 20, 2012, Mueller Industries, Inc. (the “Company”) and James H. Rourke, President, Industrial Business of the Company, agreed that Mr. Rourke’s employment status will change from full-time to part-time effective April 6, 2012. Mr. Rourke will no longer be an executive officer at that time.

(e)           In connection with Mr. Rourke’s change from full-time to part-time employment with the Company, on March 23, 2012, the Company and Mr. Rourke entered into a Employment Agreement (the “Employment Agreement”) whereby, among other things, the Company will pay Mr. Rourke $2,000 per month through July 31, 2016 to work (i) 10 days per month from April 7, 2012 until June 30, 2012, (ii) between four and six days per month from July 1, 2012 to September 30, 2012 and (iii) as requested by the Company after September 30, 2012 until the expiration of the Employment Agreement. The description of the Employment Agreement set forth herein is qualified in its entirety by the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

10.1	Employment Agreement by and between the Company and James H. Rourke, dated March 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By: /s/ Gary C. Wilkerson
Name: Gary C. Wilkerson
Title: Vice President, General Counsel and Secretary
Date: March 23, 2012

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement by and between the Company and James H. Rourke, dated March 23, 2012.